Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Announces Organizational Changes
George Schuller named Chief Operations Officer; Brad Griffith named
Chief Commercial Officer

OVERLAND PARK, Kan. (July 18, 2019) - Compass Minerals (NYSE: CMP) today announced several personnel changes aligned with a broader strategic effort to create a functional organizational structure designed to drive improved operational performance, ensure long-term growth and deliver shareholder value.

As part of the new structure, the company appointed former Peabody executive, George J. Schuller Jr., to the newly created position of chief operations officer responsible for managing all global operations across the company’s Salt and Plant Nutrition businesses. Mr. Schuller, who will join the company in early September, will work to improve operational excellence throughout our mining and other production operations to ensure safe and reliable production as well as to maximize the value of the company’s strong asset base.

Mr. Schuller brings to Compass Minerals more than three decades of experience working with Peabody in senior management roles in both surface and underground mining operations. He most recently served as president - Australia, where he led Peabody’s operating platform, which included overseeing the areas of health, safety, operations, sales and marketing, product delivery and support functions. Prior to that, he held the post of chief operating officer - Australia for nearly four years. He holds a Bachelor of Science in Engineering - Mining from West Virginia University and a Masters of Business Administration from the University of Charleston. In 2018, Mr. Schuller received an honorary Doctorate of Engineering from West Virginia University for his contributions to the mining industry, including being a champion of inclusion and diversity throughout the industry.

The company also has named Brad Griffith to the newly created position of chief commercial officer, effective immediately. In this role, Mr. Griffith will manage all global commercial aspects of the company across the Salt and Plant Nutrition businesses, including sales and marketing, innovation, logistics and customer service. Mr. Griffith joined Compass Minerals in August 2016 as senior vice president, plant nutrition and since that time has driven product innovation, developed customer and collaborator relationships, and built sales and distribution strategies to drive growth throughout the Plant Nutrition business in North and South America.

“With this new functional organizational structure, I am confident Compass Minerals is positioned better than ever to build on our recent investments, harness our strengths and chart a clear path forward for greater success and value creation,” said Kevin S. Crutchfield, Compass Minerals president and CEO. “The addition of such a highly skilled operational leader as George combined with a strong commercial leader in Brad, should enable us to deliver improved operational results, grow our sales, and double down on our customer focus. These are important steps as we constantly strive to further increase our ability to execute and deliver on our commitments to customers, employees and shareholders.”

As a result of these organizational changes, Anthony Sepich, formerly senior vice president, salt and Diana Toman, formerly senior vice president, general counsel and corporate secretary have left the company effective immediately to pursue other opportunities. The company has initiated a search for a new general counsel.

About Compass Minerals
Compass Minerals is a leading provider of essential minerals that solve nature’s challenges, including salt for winter roadway safety and other consumer, industrial and agricultural uses, and specialty plant nutrition minerals that improve the quality and yield of crops. The company produces its minerals at locations throughout the U.S., Canada, Brazil and the U.K., operating 21 production facilities and employing more than 3,000 personnel worldwide. Compass Minerals’ mission is to be the best essential minerals company by safely delivering where and when it matters.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

Investor/Media Contact
Theresa Womble
Director of Investor Relations
+1.913.344.9362
InvestorRelations@compassminerals.com